      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 10, 2002

                                                    REGISTRATION NO. 333-
                                                                         -------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                         ------------------------------

                          TURBODYNE TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                  DELAWARE                            95-4699061
                  --------                            ----------
           (State of Incorporation)                 (I.R.S. Employer
                                                   Identification No.)

                            6155 CARPINTERIA AVENUE
                         CARPINTERIA, CALIFORNIA 93013
                    (Address of Principal Executive Offices)

                            STOCK UNDERLYING VARIOUS
                         CONSULTING AGREEMENTS BETWEEN
                    REGISTRANT AND CONSULTANTS OF REGISTRANT
                            (Full title of the plan)

                                  DANIEL BLACK
                            6155 CARPINTERIA AVENUE
                             CARPINTERIA, CA 93013
                                (310) 450-7383
           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent for Service)

                         ------------------------------

                                    COPY TO:

                                 LINA ANGELICI
                           SCHIFINO & FLEISCHER, P.A.
                     201 NORTH FRANKLIN STREET, SUITE 2700
                              TAMPA, FLORIDA 33602

                      -----------------------------------

                        CALCULATION OF REGISTRATION FEE

==================================================================================================================
                                                      PROPOSED              PROPOSED
     TITLE OF                                          MAXIMUM               MAXIMUM
     SECURITIES                    AMOUNT           OFFERING PRICE          AGGREGATE               AMOUNT OF
  TO BE REGISTERED           TO BE REGISTERED        PER SHARE(1)         OFFERING PRICE         REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
COMMON STOCK,
$.001 PAR VALUE               2,731,000 SHS.            $.335               $914,885                 $85.00
==================================================================================================================

                               -----------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) on the basis of the average of the bid and ask prices of the Common Stock of the Registrant as traded in the over the counter market and quoted in the Pink Sheets LLC Electronic Quotation Service on May 9, 2002.

                                     PART I

DESCRIPTION OF EXECUTIVE, EMPLOYMENT AND CONSULTING AGREEMENTS. The following table sets forth the number of shares of Common Stock issued to certain consultants to Turbodyne Technologies Inc. (the "Registrant") in payment for their services:

                                                                                            NUMBER OF SHARES
                                                                                              COVERED BY THIS
SELLING SHAREHOLDER                COMPENSATION AGREEMENT                                 REGISTRATION STATEMENT
-------------------                ----------------------                                 ----------------------
Michael A. Cane                    Payment for legal services rendered                            180,000

Pedro Cruz                         Payment for building maintenance services rendered              87,000

Alan Davis                         Payment for product sales and licensing services               142,000
                                   rendered

Randal Fox                         Payment for legal services rendered                            274,000

Edward M. Halimi                   Payment for engineering and design services                    295,000
                                   rendered

Neil Harmon                        Payment for accounting services rendered                       110,000

Peter Hofbauer                     Payment for engineering and design services                    145,000
                                   rendered

Tony Hurley                        Payment for product sales and licensing services               110,000
                                   rendered

Peter Kitzinski                    Payment for management services rendered                       350,000

Maxime Kremer                      Payment for management services rendered                        42,500

Markus Kumbrink                    Payment for management services rendered                       163,000

Stephen F.X. O'Neill               Payment for legal services rendered                            180,000

Richard Parratt                    Payment for product sales and licensing services               105,000
                                   rendered

Michael H. Taylor                  Payment for legal services rendered                            140,000

Frank Walter                       Payment for financial management services rendered              47,500

David Willett                      Payment for engineering and design services                    184,000
                                   rendered

Rainer M. Wollny                   Payment for management services rendered                       114,000

Thomas Yip                         Payment for engineering and design services                     62,000
                                   rendered

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         By this reference, the following documents filed or to be filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated into and made a part of this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2001, as filed with the Commission on April 29, 2002 pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (b) The Registrant's Current Report on Form 8-K, as filed with the Commission on May 3, 2002 (File No. 000-21391).

         (c) The description of the Registrant's Common Stock set forth on pages 29-31 of the Registrant's Registration Statement on Form 20-F, as filed with the Commission on September 18, 1996 (Registration Statement No. 000-21391); the description of the Registrant's Common Stock set forth on pages 39 and 40 of the Registrant's prospectus which was a part of the Registrant's Registration Statement on Form S-1, as filed with the Commission on October 1, 1998 (Registration Statement No. 333-65207); and the description of the Registrant's Common Stock as set forth in the Registrant's Current Report on Form 8-K, as filed with the Commission on May 3, 2002 (File No. 000-21391).

         (d) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities remaining unsold, which documents shall be deemed to be incorporated by reference in this Registration Statement, and to be a part hereof from the date of filing of such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The Registrant's Common Stock is registered under
Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Mendelsohn Law Office, Inc. will pass upon the validity of the Common Stock to be issued by the Registrant hereunder. Members of such firm do not own any shares of the Registrant's outstanding Common Stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's By-Laws provide for the indemnification of its officers and directors to the fullest extent not prohibited by the Delaware General Corporation Law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (1) for any breach of their duty of loyalty to the company or its stockholders, (2) for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law,
(3) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or (4) for any transaction from which the director derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of expenses incurred in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Except to the extent hereinabove set forth, there is no charter provision, By-Law, contract, arrangement or statute pursuant to which any director or officer of Registrant is indemnified in any manner against any liability which he may incur in his capacity as such.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None

ITEM 8.  EXHIBITS

         The exhibits filed as a part of this Registration Statement or incorporated herein by reference are as follows:

         Exhibit No.         Description of Exhibits
         -----------         -----------------------
           4.1(1)            Certificate of Incorporation of the Registrant.
           4.2(2)            Certificate of Amendment to the Certificate of Incorporation of the Registrant.
           4.3(1)            By-Laws of the Registrant.
           4.4(3)            Specimen of Certificate of the Registrant's Common Stock.
           5.1(3)            Opinion of Mendelsohn Law Office, Inc., regarding the legality of the securities being registered under this Registration Statement.
           23.1(3)           Consent of BDO Dunwoody LLP, Chartered Accountants.
           23.2(3)           Consent of McGowan Guntermann, Certified Public Accountants.
           23.3              Consent of Mendelsohn Law Office, Inc. (set forth in the opinion of counsel included as Exhibit 5.1)
           24.1              Powers of Attorney, included on Registrant's signature pages.

---------------
(1) Incorporated by reference to the Exhibits to the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1998.
(2) Incorporated by reference to the Exhibits to the Registrant's Annual Report on Form 8-K, as filed with the Commission on May 3, 2002.
(3)      Filed herewith.

ITEM 9.  UNDERTAKINGS

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the

         Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Carpinteria and State of California, on the 2nd day of May 2002.


                                       TURBODYNE TECHNOLOGIES INC.



                                       By: /s/ Daniel Black
                                          --------------------------------------
                                          Daniel Black, Chief Executive Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Daniel Black his true and lawful attorney-in-fact and agent, with full power and in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement, and to file such registration statement and all such amendments or supplements, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue thereof.

Signature                                   Title                               Date
---------                                   -----                               ----



/s/ Daniel Black                            Chief Executive Officer             May 2, 2002
------------------------------
Daniel Black



/s/ Charles Caverno                         Chief Financial and                 May 2, 2002
-----------------------------               Accounting Officer
Charles Caverno




/s/ Andrew Martyn-Smtih                     Director                   May 2, 2002
-----------------------------
Andrew Martyn-Smith



/s/ Eugene O'Hagan                          Director                   May 2, 2002
-----------------------------
Eugene O'Hagan



/s/ Manfred Hanno Janssen                   Director                   May 2, 2002
-----------------------------
Manfred Hanno Janssen



                                            Director                   May   , 2002
-----------------------------                                              --
Dieter Neujeffski



                                            Director                   May   , 2002
-----------------------------                                              --
Lars Neujeffski